UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 29, 2025

Date of Report (Date of Earliest event reported)

DLT Resolution Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-148546	20-8248213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5940 S. Rainbow Blvd, Ste 400-32132 Las Vegas NV 89118

(Address of principal executive offices) (Zip Code)

1 (800) 463-5465

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 29, 2025, the Board of Directors (the “Board”) of DLT Resolution Inc. (the “Company”) appointed Scott Irwin as a director of the Company, effective immediately. Mr. Irwin will serve until the next annual meeting of shareholders or until his successor is duly elected and qualified.

Mr. Irwin, age 44, brings over 15 years of experience in risk transfer consulting, with expertise in the hospitality, realty, and construction sectors. He specializes in strategic risk mitigation, insurance program design, and complex audits for clients ranging from local to international organizations. Since 2013, Mr. Irwin has served as Partner, President, and CEO of Jones DesLauriers Insurance Management Inc., a leading Navacord Broker Partner. Navacord is one of Canada's top commercial insurance brokerages, with annual revenue exceeding CAD$750 million. Mr. Irwin holds a Bachelor of Science in Business Management from the State University of New York at Oswego and is a Registered Insurance Broker of Ontario.

There are no arrangements or understandings between Mr. Irwin and any other person pursuant to which he was appointed as a director. Mr. Irwin has no family relationships with any director or executive officer of the Company. There have been no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and in which Mr. Irwin or any member of his immediate family had or will have any direct or indirect material interest that exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years.

Mr. Irwin will participate in the Company’s standard compensation arrangements for non-employee directors,. No compensatory plan or arrangement specific to Mr. Irwin has been entered into at this time.

The Company has not entered into any material plan, contract, or arrangement with Mr. Irwin in connection with his appointment, other than standard indemnification agreements provided to all directors.

Forward Looking Statements

This Current Report on Form 8-K contains forward looking statements and are indicated by words such as "shall", "will" and other similar words or phrases. Actual events or results may differ materially from those described herein. Such forward-looking statements are subject to a number of risks and uncertainties that could cause the actual results or performance of the Company to differ materially from those described herein, including, but not limited to, the impact of the economic environment on the Company's customer base and the resulting uncertainties; changes in technology and market requirements; decline in demand for the Company's products; inability to timely develop and introduce new software, services and applications; difficulties or delays in absorbing and integrating acquired operations, technologies and personnel; loss of market share; pressure on resulting from competition; and inability to maintain certain marketing and distribution arrangements.

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Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DLT Resolution Inc.

Date: September 12, 2025	By:	/s/ Drew Reid
	Name:	Drew Reid
	Title:	President and Chief Executive Officer

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